Exhibit 99.1

Playboy Reports Preliminary Fourth Quarter 2025 Financial Results

Q4 2025 Revenues Expected to Increase to Between $34.0 Million and $35.0 Million

Net Income Between $2.5 Million and $3.5 Million, as Compared to a Net Loss of $12.5 Million in Q4 2024

Adjusted EBITDA Expected to Grow to Between $6.6 Million and $7.0 Million, as Compared to Loss of $0.1 Million in Q4 2024

LOS ANGELES, February 24, 2026 - Playboy, Inc. (Nasdaq: PLBY) (“Playboy” or the “Company”), a global pleasure and leisure company, today announced preliminary, unaudited financial results for the fourth quarter ended December 31, 2025.

Preliminary Fourth Quarter 2025 Financial Highlights

•	Revenue: For the fourth quarter of 2025, Playboy expects to report preliminary unaudited revenues to be between $34.0 million and $35.0 million, as compared to $33.5 million in the fourth quarter of 2024. The increase reflects continued strength in the Company's global licensing business, which is expected to be bolstered in the future from a recently announced joint venture with UTG Brands Management Group (“UTG”).

•	Net Income: The Company expects to report a preliminary unaudited net income of between $2.5 million and $3.5 million for the fourth quarter of 2025, a significant improvement as compared to a net loss of $12.5 million in the fourth quarter of 2024. The net income for the quarter includes approximately $1.2 million in transaction costs related to the Company’s China licensing joint venture with UTG and $0.9 million in litigation costs. The improvement reflects the Company’s continued focus on operational efficiency and disciplined cost management, as well as reduced interest expense resulting from ongoing deleveraging efforts.

•	Adjusted EBITDA: Playboy expects to report preliminary adjusted EBITDA of between $6.6 million and $7.0 million, as compared to an adjusted EBITDA loss of $0.1 million in the fourth quarter of 2024. Excluding litigation expenses, adjusted EBTIDA would have been between $7.5 million and $7.9 million. The substantial improvement in adjusted EBITDA reflects the Company's successful execution of its asset-light strategy and ongoing cost reduction initiatives.

Management Commentary

Ben Kohn, Chief Executive Officer of Playboy, commented: “Our preliminary fourth quarter results demonstrate the significant progress we have made executing our strategic transformation. We delivered revenue growth, meaningful strides towards sustainable profitability, and a substantial improvement in adjusted EBITDA as compared to the prior year period. These results reflect the strength of our licensing business, which will be further supported by our partnership with UTG in China, and our disciplined approach to managing costs across the organization. Further, we are growing sales and expanding margins at our Honey Birdette subsidiary despite reducing our promotions.

“As we enter 2026, we remain focused on leveraging our iconic brand to drive sustainable, profitable growth. We look forward to providing complete results and additional commentary when we report our full fourth quarter and fiscal 2025 earnings.”

The Company expects to report complete fourth quarter and full year 2025 financial results in March 2026. Complete details regarding the timing of the earnings release and conference call will be announced separately. The Company's actual operating results remain subject to the completion of its year-end closing process, which includes review by the Company's management and its audit committee, and procedures by its independent registered public accountants. While carrying out such procedures, the Company may identify items that would require it to make adjustments to the preliminary estimates of its operating results set forth in this press release. As a result, the Company's actual operating results could be outside of the ranges set forth in this press release and such differences could be material. Therefore, undue reliance should not be placed on such preliminary estimates of the Company's operating results. See “Forward-Looking Statements” below.

About Playboy, Inc.

Playboy (Nasdaq: PLBY) is a global pleasure and leisure company, built on one of the most globally recognized brands. By leveraging its iconic intellectual property, Playboy pursues an asset-light model across licensing, digital content, consumer products and experiential offerings, helping consumers worldwide to live more fulfilling lives. To learn more, please visit https://investors.playboy.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company's actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance, growth plans and anticipated financial impacts of its strategic opportunities and corporate transactions.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the inability to maintain the listing of the Company's shares of common stock on Nasdaq; (2) the risk that the Company's completed or proposed transactions disrupt the Company's current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from any transactions; (3) the ability to recognize the anticipated benefits of corporate transactions, commercial collaborations, commercialization of digital assets, cost reduction initiatives and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and the Company's ability to retain its key employees; (4) costs related to being a public company, corporate transactions, commercial collaborations and proposed transactions; (5) changes in applicable laws or regulations; (6) the possibility that the Company may be adversely affected by global hostilities, supply chain delays, inflation, interest rates, tariffs, foreign currency exchange rates or other economic, business, and/or competitive factors; (7) risks relating to the uncertainty of the projected financial information of the Company, including changes in the Company's estimates of cash flows and the fair value of certain of its intangible assets, including goodwill; (8) risks related to the organic and inorganic growth of the Company's businesses, and the timing of expected business milestones; (9) changing demand or shopping patterns for the Company's products and services; (10) failure of licensees, suppliers or other third-parties to fulfill their obligations to the Company; (11) the Company's ability to comply with the terms of its indebtedness and other obligations; (12) changes in financing markets or the inability of the Company to obtain financing on attractive terms; and (13) other risks and uncertainties indicated from time to time in the Company's annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company's other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact

Lucas A. Zimmerman
Managing Director
MZ Group - MZ North America
+1 (949) 259-4987
PLBY@mzgroup.us

EBITDA Reconciliation

This press release presents the financial measure earnings (net income or loss) before interest, income tax expense or benefit, and depreciation and amortization (“EBITDA”). “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by Company management. Adjusted EBITDA is intended as a supplemental measure of the Company’s performance that is neither required by, nor presented in accordance with, generally accepted accounting principles in the U.S. (“GAAP”). The Company believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, the Company may incur future expenses similar to those excluded when calculating these measures. In addition, the Company’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because not all companies may calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, non-cash charges for the fair value remeasurements of certain liabilities, non-recurring non-cash impairments and asset write-downs, the Company typically adjusts for non-operating expenses and income, such as nonrecurring special projects, including related consulting expenses, transition expenses, settlements, nonrecurring gain or loss on the sale of assets, expenses associated with financing activities, and reorganization and severance expenses that result from the elimination or rightsizing of specific business activities or operations.

Because of these limitations, estimates of EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of the Company’s estimated range for net income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate the Company’s business.

The following table reconciles the Company’s preliminary estimated range of net income to EBITDA and Adjusted EBITDA for the fiscal quarter ended December 31, 2025:

Estimated GAAP Net Income to Adjusted EBITDA Reconciliation

(in thousands)

	Range for Three Months Ended December 31, 2025
	Low	High
Net income	$2,500	$3,500
Adjusted for:
Interest expense	2,503	2,503
(Benefit) from income taxes	(1,700)	(2,300)
Depreciation and amortization	709	709
EBITDA	4,012	4,412
Adjusted for:
Stock-based compensation	1,213	1,213
Fair value changes in contingent consideration	102	102
Transaction and strategic project costs	1,243	1,243
Adjustments	30	30
Adjusted EBITDA	$6,600	$7,000